UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2014

TRAC Intermodal LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of
incorporation or organization)

551112

(Primary Standard Industrial
Classification Code Number)

46-0648957

(I.R.S. Employer Identification No.)

211 College Road East
Princeton, New Jersey 08540
(609) 452-8900

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive
offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On April 15, 2014, Interpool, Inc., d/b/a TRAC Intermodal (the “Company”), a subsidiary of TRAC Intermodal LLC, entered into Amendment No. 2 (the “Second Amendment”) to the Company’s existing asset backed credit agreement, dated as of August 9, 2012 (as amended or modified from time to time) (the “Credit Agreement”) among the loan parties listed therein, the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”).

Pursuant to the Second Amendment, the percentage per annum for alternative base rate loans and Eurodollar loans was lowered from 1.75% to 1.25% and from 2.75% to 2.25%, respectively. In addition, the applicable commitment fee rate was lowered from 0.50% to 0.375% for each day the aggregate revolving exposure is less than or equal to 50% of the total revolving commitments and from 0.375% to 0.25% for each day the aggregate revolving exposure exceeds 50% of the total revolving commitments. Finally, the aggregate total revolving commitment under the Credit Agreement was increased from $1,000,000,000 to $1,250,000,000.

In addition, on April 15, 2014, the Company entered into an incremental facility amendment (the “Incremental Amendment”) to the Credit Agreement among the loan parties listed therein, the lenders named therein and the Administrative Agent.

Pursuant to the Incremental Amendment, the Company obtained additional revolving commitments under the Credit Agreement through its Administrative Agent from NYCB Specialty Finance Company LLC and City National Bank, as new lenders, in the amounts of $30,000,000 and $20,000,000, respectively and from existing lenders Royal Bank of Canada, Compass Bank, CIT Finance LLC, FirstMerit Bank, People’s United Bank, SunTrust Bank, Webster Business Credit Corp., Cathy Bank and First Niagara Commercial Finance, Inc. in the aggregate amount of $50,000,000. One existing lender, HSBC Bank USA, N.A., withdrew its commitment of $20,000,000 resulting in an aggregate increase in revolving commitments of $80,000,000.  As a result of the Incremental Amendment, the aggregate total revolving commitment of the existing lenders under the Credit Agreement is $1,030,000,000.

The Company incurred approximately $1,880,000 in consenting, commitment and arrangement fees in connection with the Second Amendment and the Incremental Amendment.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Agreement of a Registrant.

The information set forth in Item 1.01 to this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.                                        Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description

10.1

Incremental Facility Amendment, dated as of April 15, 2014, to the Credit Agreement dated as of August 9, 2012 by and among Interpool, Inc., the other Loan Parties identified therein, J.P. Morgan Chase Bank, National Association as administrative agent, J.P. Morgan Securities and the lenders party thereto

10.2

Amendment No. 2, dated as of April 15, 2014, to the Credit Agreement dated as of August 9, 2012 by and among Interpool, Inc., the other Loan Parties identified therein, J.P. Morgan Chase Bank, National Association as administrative agent, J.P. Morgan Securities and the lenders party thereto

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAC Intermodal LLC

Dated: April 18, 2014	By:	/s/ Gregg Carpene
		Name:	Gregg Carpene
		Title:	General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Incremental Facility Amendment to the Credit Agreement, dated April 15, 2014
10.2	Amendment No. 2 to the Credit Agreement, dated April 15, 2014

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